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                                                                    Exhibit 99.1

AT THE COMPANY                       AT FINANCIAL DYNAMICS
John Wille -- Vice President & CFO   Cara K. O'Brien - General Information
201-337-9000                         212-850-5600

FOR IMMEDIATE RELEASE

               RUSS BERRIE AND COMPANY, INC. ANNOUNCES REFINANCING

OAKLAND, N.J. -- MARCH 16, 2006 -- Russ Berrie and Company, Inc. (NYSE: RUS) today announced the closing of two senior secured credit facilities between it and certain of its subsidiaries and LaSalle Business Credit, LLC ("LaSalle") and affiliated entities. The new facilities are designed to significantly reduce the Company's interest expense while still providing an appropriate level of available funding.

The Company's Kids Line and Sassy subsidiaries (the "infant and juvenile segment") entered into a $95 million, five year, senior secured credit facility, a portion of the proceeds of which were used to repay in full all amounts outstanding under the Company's existing credit facility with LaSalle and certain other lenders. The infant and juvenile segment facility consists of a $60 million term loan and a $35 million revolving credit facility.

To facilitate the new financing, the Company formed a new subsidiary, Russ Berrie U.S. Gift, Inc., which will now operate substantially all of the Company's domestic gift business. This subsidiary, along with certain other domestic gift segment subsidiaries, entered into a $20 million senior secured revolving credit facility (including amounts available to the Company's Canadian subsidiary).

The gift segment revolver and the remaining amounts available under the infant and juvenile segment facilities will be used for working capital requirements and general corporate purposes of the respective subsidiary borrowers.

Andy Gatto, Russ President and CEO comments, "These new facilities will enable us to significantly reduce our interest costs and more appropriately support the needs of our two business segments. We continue to value our relationship with LaSalle, and believe this new loan structure will support the liquidity needs of our businesses."

Russ Berrie and Company, Inc. (RUSS), a leader in the gift industry (and its wholly-owned subsidiaries), designs, develops, and distributes a variety of innovative gift, infant and juvenile products to specialty and mass market retailers worldwide. Known for its teddy bears and other plush animals, the Company's gift and juvenile lines are comprised of a diverse range of everyday, seasonal, and occasion-themed products that help people celebrate the milestones in their lives. Founded in 1963 by the late Russ Berrie from a rented garage in New Jersey, today the Company operates offices, showrooms, and distribution centers all over the world and trades on the NYSE under the symbol RUS.

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Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, "anticipate", "believe", "expect", "intend", "may", "planned", "potential", "should", "will", "would" or "projects". The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, the Company's ability to continue to manufacture its products in the Far East, the seasonality of revenues, the actions of competitors, ability to increase production capacity, price competition, the effects of government regulation, results of any enforcement action by the People's Republic of China ("PRC") authorities with respect to the Company's PRC operations, the resolution of various legal matters, possible delays in the introduction of new products, customer acceptance of products, changes in foreign currency exchange rates, issues related to the Company's computer systems, the ability to obtain financing to fund acquisitions, the current and future outlook of the global retail market, the ability to integrate new business ventures, the ability to meet covenants in its Credit Agreement and other factors.

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